Exhibit 1.1

EXECUTION COPY

MARKETING AGENT AGREEMENT

     MARKETING AGENT AGREEMENT (the “Agreement”) made as of May 19, 2008, by and between JPMorgan Chase & Co., a Delaware corporation (the “Issuer”), and First Trust Portfolios L.P., an Illinois limited partnership (the “Marketing Agent”).

W I T N E S S E T H :

     WHEREAS, the Issuer proposes to issue and sell from time to time exchange-traded notes utilizing the Trademarks (as defined below) and the other intellectual property licensed to the Issuer pursuant to the License Agreement (as defined below) (the “Notes”) pursuant to an Indenture dated as of May 25, 2001 (as supplemented by the First Supplemental Indenture dated as of April 9, 2008 (the “First Supplemental Indenture”) and as further supplemented and amended from time to time, the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”);

     WHEREAS, the Issuer has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-130051) and amendments thereto, including as part thereof a prospectus, under the Securities Act of 1933, as amended (the “Securities Act”);

     WHEREAS, the Issuer wishes to retain the Marketing Agent to provide certain assistance with respect to the marketing of the Notes;

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Issuer and the Marketing Agent hereby agree as follows:

SECTION 1
DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     “Agents” means J.P. Morgan Securities Inc., as agent under the Master Agency Agreement, and each other person that shall have become an Agent as provided in Section 3(c) of the Master Agency Agreement.

     “Agreement” has the meaning set forth in the preamble.

     “Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

     “Commencement Date” means the launch, as notified by the Issuer to the Marketing Agent, of each new series or sub-series of Notes having a new CUSIP number from previously launched Notes.

     “Commission” has the meaning set forth in the recitals.

     “Confidential Information” has the meaning set forth in Section 9.1(a).

     “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Exchange” means the NYSE Arca, Inc. or American Stock Exchange, as the case may be.

     “Exchange Act” has the meaning set forth in Section 2.1(f).

     “Free Writing Prospectus” has the meaning set forth in Section 2.1(c).

     “Governmental Entity” means any supranational, national, state, local, foreign, political subdivision, court, administrative agency, commission or department or other governmental authority or instrumentality.

     “Indenture” has the meaning set forth in the recitals.

     “Issuer” has the meaning set forth in the preamble.

     “Law” means any law, statute, treaty, rule, directive, regulation or guideline or Order of any Governmental Entity.

     “Licensed IP” means the Trademarks and other intellectual property licensed to the Issuer pursuant to the License Agreement.

     “License Agreement” means the License Agreement dated as of the date hereof between the Issuer and the First Trust Advisors L.P.

     “Marketing Agent” has the meaning set forth in the preamble.

     “Master Agency Agreement” means the Master Agency Agreement dated December 1, 2005, between the Issuer and the Agents identified therein.

     “Notes” has the meaning set forth in the recitals.

     “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a Governmental Entity (or any department, agency or political subdivision thereof).

     “Proceeding” has the meaning set forth in Section 7.1.

     “Prospectus” has the meaning set forth in Section 2.1(a).

     “Registration Statement” has the meaning set forth in Section 2.1(a).

     “Representative” means officers, directors, employees, agents, attorneys, accountants and financial advisors of a Person, as the case may be.

     “Rules and Regulations” has the meaning set forth in Section 2.1(b).

     “Securities Act” has the meaning set forth in the recitals.

     “Term” has the meaning set forth in Section 8.1.

     “Time of Sale” has the meaning set forth in Section 2.1(c).

     “Time of Sale Information” has the meaning set forth in Section 2.1(c).

     “Trademarks” means the “First Trust Marks”, as set forth in the Schedules to the License Agreement.

     “Trust Indenture Act” has the meaning set forth in Section 2.1(b).

     “Trustee” has the meaning set forth in the recitals.

     Section 1.2 Other Definitional Provisions. Unless the express context otherwise requires:

     (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

     (b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

     (c) the terms “Dollars” and “$” mean United States Dollars;

     (d) references herein to a specific Section, SubSection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement;

     (e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;” and

     (f) references herein to any gender includes each other gender.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

     2.1 Representations and Warranties of the Issuer. The Issuer represents and warrants to the Marketing Agent as of the date hereof, as of each Commencement Date, as of each Time of Sale of any of the Notes and as of the time of delivery of any Notes and agrees with the Marketing Agent that:

     (a) A Registration Statement on Form S-3 (File No. 333-130051) relating to the Notes has been filed with the Commission under the Securities Act; such Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Securities and Exchange Commission (the “Commission”) under the Act not earlier than three years prior to the date hereof and has become effective and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or any offering under the Registration Statement has been initiated or threatened by the Commission. Such registration statement, as amended, including the documents incorporated therein by reference is hereinafter referred to as the “Registration Statement” and the prospectus included in the Registration Statement, as supplemented by a prospectus supplement and one or more product supplements and/or pricing supplements setting forth the terms of the Notes, including all material incorporated by reference therein, in the form in which such prospectus, prospectus supplement and product supplement(s) and/or final pricing supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission thereunder, is hereinafter referred to as the “Prospectus”.

     (b) On the date it most recently became effective under the Securities Act, the Registration Statement conformed and the Prospectus conforms in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations adopted by the Commission under the Securities Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on each Commencement Date and as of each Time of Sale, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 5.1(d) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Marketing Agent furnished to the Issuer in writing by the Marketing Agent expressly for use therein.

     (c) The Time of Sale Information at each Time of Sale and at each Commencement Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Marketing Agent furnished to the Issuer in writing by the Marketing Agent expressly for use in such Time of Sale Information.

     “Time of Sale” shall mean any time at or prior to the confirmation of any sales of any Notes.

     “Time of Sale Information” shall mean the Prospectus most recently filed or transmitted for filing as of such Time of Sale, each product supplement or pricing supplement to such Prospectus that relates to the sale of Notes confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale, each preliminary prospectus or Term Sheet, if any, that relates to the sale of Notes confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale and each “Free Writing Prospectus” (as defined pursuant to Rule 405 under the Securities Act) that has been prepared by or on behalf of the Issuer relating to such Notes.

     (d) No stop order preventing or suspending the use of the Prospectus or any Free Writing Prospectus relating to the Notes has been issued by the Commission.

     (e) Other than a Free Writing Prospectus approved in advance by the Marketing Agent, the Issuer (including its agents and representatives) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act) that contains the Licensed IP and that constitutes an offer to sell or solicitation of an offer to buy the Notes. Any failure by the Marketing Agent to respond within (i) twenty-four (24) hours following receipt by the Marketing Agent of an amendment or supplement to a Free Writing Prospectus identified by the Issuer as intending to correct an untrue statement of a material fact in such Free Writing Prospectus or to correct an omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading shall be deemed to be approval of such Free Writing Prospectus, or (ii) four (4) business days following receipt by the Marketing Agent of any other Free Writing Prospectus shall be deemed to be disapproval of such Free Writing Prospectus or amendment or supplement, as the case may be, by the Marketing Agent. If the Marketing Agent or its counsel reasonably objects, in writing to the Issuer, to the use of such a Free Writing Prospectus or amendment or supplement thereto, the Issuer will not use or file with the Commission any such Free Writing Prospectus or amendment or supplement unless the Issuer removes any reference to the Trademarks. At each Time of Sale, each such Free Writing Prospectus included in the applicable Time of Sale Information will comply in all material respects with the Securities Act, will have been filed in accordance with the Securities Act (to the extent required thereby), will not conflict with the information contained in the Registration Statement or the Prospectus and, when taken together with the Prospectus filed prior to such Free Writing Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation and warranty with respect to any statements or omissions made in each such Free Writing Prospectus in reliance upon and in conformity with information relating to the Marketing Agent furnished to the Issuer in writing by the Marketing Agent expressly for use in such Free Writing Prospectus.

          (f) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

          (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and is a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

          (h) The forms of Notes have been duly authorized by the Issuer and when the terms of the Notes have been duly established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) is subject to an implied covenant of good faith and fair dealing.

          (i) The Issuer is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Rules and Regulations, in connection with the offering of the Notes.

          (j) This Agreement has been duly authorized, executed and delivered by the Issuer.

     2.2 Certificates. Any certificate signed by any officer of the Issuer and delivered to the Marketing Agent or counsel for the Marketing Agent in connection with the offering of Notes shall be deemed to be a representation and warranty by the Issuer as to matters covered thereby, to the Marketing Agent.

SECTION 3
MARKETING AGENT

     3.1 Appointment. The Issuer hereby appoints the Marketing Agent as the non-exclusive Marketing Agent for the Notes on the terms and for the periods set forth in this Agreement, and, subject to the terms and conditions of this Agreement, the Marketing Agent hereby accepts such appointment and agrees to act in such capacity hereunder.

     3.2 Name of the Notes. For the term of this Agreement, the Issuer shall cause the name of the Notes to include one or more of the Trademarks.

     3.3 Marketing Agent Fee. For its services to the Issuer hereunder, the Marketing Agent shall be paid a fee in an amount and on the payment terms based upon the total principal amount of the Notes sold to investors (i.e., not in inventory of JP Morgan Securities Inc.) or as otherwise agreed in writing from time to time by the Issuer and the Marketing Agent in respect of each series of Notes.

     3.4 Expenses. Except as otherwise expressly provided in this Agreement or agreed to in writing by the parties, each party hereto shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the legal, accounting and due diligence fees, costs and expenses incurred by such party).

SECTION 4
CONDITIONS TO THE MARKETING AGENT’S OBLIGATIONS

     4.1 The obligations of the Marketing Agent hereunder are subject to the conditions that:

     (a) all representations and warranties and other statements of the Issuer herein or delivered pursuant hereto, be true and correct in all material respects (i) at and as of the date made, (ii) on each Commencement Date, (iii) at each time the Registration Statement or the Prospectus is amended or supplemented, (iv) at each time the Issuer files any report, statement or other document pursuant to Section 13, 14 or 15(d) of the Exchange Act (excluding filings under Rule 12b-25), and (v) as of each Time of Sale of any of the Notes, in each case as though made at and as of such dates, and the Issuer agrees that all such representations, warranties and other statements are expressly made on and as of such dates (except, in all cases, that such representations, warranties and statements relating to the Registration Statement, Time of Sale Information and the Prospectus shall be deemed to relate to the Registration Statement, Time of Sale Information and the Prospectus as amended and supplemented to such date);

     (b) the Issuer shall have furnished to the Marketing Agent such further information, certificates and documents as they may reasonably request prior to the Commencement Date of the first issuance of Notes;

     (c) the Marketing Agent shall have received an opinion, dated the date of execution and delivery of this Agreement and addressed to the Marketing Agent, of

Simpson Thacher & Bartlett LLP, counsel for the Issuer, or such other counsel as is acceptable to the Marketing Agent, containing legal opinions substantially in the form of Exhibit A hereto;

     (d) prior to the Commencement Date of each issuance of Notes, the Notes shall have been approved for listing on the applicable Exchange;

     (e) the Marketing Agent shall have received a letter, prior to the Commencement Date of the first issuance of Notes pursuant to this Agreement, and addressed to the Marketing Agent, of Simpson Thatcher & Bartlett LLP, counsel for the Issuer, or such other counsel as is acceptable to the Marketing Agent, containing the statements substantially in the form of Exhibit C hereto; and

     (f) the Issuer shall have performed all of its covenants, agreements and obligations hereunder theretofore to be performed in all material respects.

SECTION 5
COVENANTS OF THE ISSUER

     5.1 Certain Covenants of the Issuer. The Issuer covenants and agrees, so long as this Agreement or the License Agreement has not been terminated:

     (a) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Securities Act to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with any sale of Notes, the Issuer will file with the Commission, prior to such third anniversary, a new registration statement under the Securities Act relating to the Notes, which new registration statement shall comply with the requirements of the Securities Act (including, without limitation, Rule 415(a)(6) under the Securities Act) and shall be in a form satisfactory to the Marketing Agent; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act); provided, however, that if the Issuer is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Issuer shall use its best efforts to cause such new registration statement to become effective under the Securities Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify the Marketing Agent of such effectiveness; the Issuer shall take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired Registration Statement related to the Notes; all references herein to the Registration Statement shall be deemed to include each such new registration statement, as the case may be;

     (b) the Issuer will make available to the Marketing Agent as many copies of the Prospectus (including product supplements and pricing supplements) and the Free Writing

Prospectuses relating to the Notes as the Marketing Agent may request in order to conduct its marketing activities;

     (c) the Issuer will notify the Marketing Agent promptly and, if requested by the Marketing Agent, to confirm such advice in writing, of:

(i)	the effectiveness of any post-effective amendment (other than a post- effective amendment relating solely to an offering of debt securities other than the Notes);

(ii)	the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (other than any comments relating solely to (a) an offering of securities other than the Notes or (b) the documents incorporated by reference into the Registration Statement or Prospectus; provided that the foregoing shall not affect the Issuer’s obligation to provide notice to the Marketing Agent pursuant to Section 5.1(d);

(iii)	prior to the filing thereof, any proposal or intention to amend or supplement the Registration Statement or the Prospectus (other than any such amendment or supplement relating solely to an offering of securities other than the Notes or documents incorporated by reference into the Registration Statement or Prospectus);

(iv)	any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information with respect thereto (other than any such request relating solely to (a) an offering of securities other than the Notes or (b) the documents incorporated by reference into the Registration Statement or Prospectus; provided that the foregoing shall not affect the Issuer’s obligation to provide notice to the Marketing Agent pursuant to Section 5.1(d); and

(v)	the institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such stop order as soon as possible;

     (d) if at any time (unless the parties hereto have by mutual agreement suspended the offering of Notes) (i) an event shall occur as a result of which the Prospectus or Time of Sale Information shall include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to amend or supplement the Registration Statement, the Prospectus or Time of Sale Information to comply with the Securities Act, then the Issuer will promptly notify the Marketing Agent thereof and will prepare an amendment or supplement to the Registration

Statement, the Prospectus or Time of Sale Information (including product supplement(s) and pricing supplement(s) to the Prospectus relating to the Notes) that will correct such untrue statement or omission or effect such compliance; prior to the filing of any proposed amendment or supplement to the Registration Statement or the Prospectus (other than any such amendment or supplement relating to (a) an offering of securities other than the Notes or (b) the documents incorporated by reference into the Registration Statement or Prospectus), the Issuer will provide the Marketing Agent and the Marketing Agent’s counsel copies of such proposed amendment or supplement for review and comment at least one business day prior to any proposed filing and to refrain from filing any such amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing unless references to the Marketing Agent and the Trademarks are removed therefrom; subject to the foregoing, the Issuer will file such amendments or supplements with the Commission, when and as required, by the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder; and the Issuer will furnish to the Marketing Agent a copy of all such amendments or supplements (including all exhibits thereto);

     (e) prior to the use or filing of any Free Writing Prospectus, or amendment or supplement thereto, relating to the Notes, the Issuer will provide the Marketing Agent and the Marketing Agent’s counsel copies of such Free Writing Prospectus or amendment or supplement for review and comment at least (i) twenty-four (24) hours prior to such proposed use or filing in the case of an amendment or supplement to a Free Writing Prospectus identified by the Issuer as intending to correct an untrue statement of a material fact in such Free Writing Prospectus or to correct an omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) four (4) business days prior to such proposed use or filing in the case of any other Free Writing Prospectus, and to refrain from using or filing any such Free Writing Prospectus or amendment or supplement to which the Marketing Agent or its counsel shall reasonably object in writing unless references to the Marketing Agent and the Trademarks are removed therefrom; subject to the foregoing, the Issuer will file such Free Writing Prospectus or amended or supplemented Free Writing Prospectus with the Commission, when and as required, by the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder and as may be necessary or desirable in connection with the marketing of the Notes; and the Issuer will furnish to the Marketing Agent a copy of all such Free Writing Prospectuses;

     (f) the Issuer will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Notes;

     (g) upon any termination of this Agreement, the Issuer will promptly remove any reference to the Marketing Agent and the Licensed IP in the Registration Statement, Prospectus or Time of Sale Information pursuant to a subsequent filing of a Free Writing Prospectus, term sheet or product supplements, as the case may be;

          (h) not later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Notes hereunder, the Issuer will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance, (iii) the date of the Annual Report of the Issuer on Form 10-K most recently filed with the Commission prior to the date of such acceptance and (iv) the date a prospectus supplement filed in connection with an offer to purchase Notes is deemed a part of the Registration Statement pursuant to Rule 430B;

          (i) the Issuer will use its best efforts to continue the listing of the Notes on the Exchange, subject to continued effectiveness of the License Agreement and performance by First Trust Advisors L.P. of its obligations thereunder; and

          (j) subject to Sections 5.1(d), (e) and (g), the Issuer will include a Trademark, or any combination of them, in the designation of the Notes.

     5.2 Additional Covenants.

          (a) Officers’ Certificate. Within a reasonable time after the filing of a periodic report on Form 10-K or Form 10-Q, the Marketing Agent shall receive an officer’s certificate in the form attached as Exhibit B hereto (an “Officers’ Certificate”).

          (b) Negative Assurance Letter of Issuer’s Counsel. Each time the Agents are delivered a letter pursuant to Section 6(d) and 7(c) of the Master Agency Agreement, the Marketing Agent shall receive a letter, dated such date and addressed to the Marketing Agent, of Simpson Thacher & Bartlett LLP, counsel for the Issuer, or such other counsel as is acceptable to the Marketing Agent, containing assurance substantially in the form of Exhibit C hereto. During the Term, in the event that a letter is not delivered to the Marketing Agent pursuant to this Section 5.2(b) in any period of six consecutive months, the Issuer shall, upon request, cause such letter to be delivered to the Marketing Agent within a reasonable amount of time after receipt of the request.

          (c) Comfort Letter. Each time the Agents are delivered a letter pursuant to Section 6(f) and 7(d) of the Master Agency Agreement, the Marketing Agent shall receive a letter, dated such date and addressed to the Marketing Agent, from PricewaterhouseCoopers LLP, the Issuer’s certified independent certified public accountants, containing statements and information of the type ordinarily included in accountants’ letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus. During the Term, in the event that a letter is not delivered to the Marketing Agent pursuant to this Section 5.2(c) in any period of six consecutive months, the Issuer shall, upon request, cause such letter to be delivered to the Marketing Agent within a reasonable amount of time after receipt of the request.

SECTION 6
RESOURCE COMMITMENTS

     6.1 Pre-Launch Development. Subject to the terms and conditions of this Agreement and existing market conditions:

     (a) The Issuer and the Marketing Agent will develop the marketing plan with respect to the Notes in accordance with the provisions of this Section 6.1.

     (b) The Issuer and the Marketing Agent will use their commercially reasonable efforts to commit sufficient resources to:

     (i) Finalize amendments to the Registration Statement, the Indenture, the Master Agency Agreement and the Prospectus necessary or desirable in connection with the marketing of the Notes, communicate with the Commission to obtain approval any necessary no-action relief and communicate with the applicable Exchange to obtain approval of the listing of the Notes on the Exchange; and

     (ii) develop the content and information to be used on the Marketing Agent’s website with respect to the Notes and coordinate the filing of the same by the Issuer as a Free Writing Prospectus with the Commission;

     6.2 Post-Launch Activities. Subject to the terms and conditions of this Agreement and existing market conditions:

     (a) The Issuer and the Marketing Agent will market the Notes on an ongoing basis after Notes have been listed on the Exchange in accordance with the provisions of this Section 6.2.

     (b) Subject to necessary regulatory approvals and compliance with all applicable legal and regulatory requirements, the Marketing Agent shall:

     (i) include the Notes in the exchange-traded note family-based marketing and advertising of the Marketing Agent, subject to Section 6.5; and

     (ii) in good faith, and subject to existing market conditions, use commercially-reasonable efforts to market the Notes.

     (c) Subject to Section 6.5, the Marketing Agent shall provide the Issuer with copies of all written marketing materials, if any, distributed by it in connection with its marketing of the Notes (other than the Registration Statement, the Prospectus, the Time of Sale Information or Free Writing Prospectus filed by the Issuer with the SEC).

     6.3 Information Provided to Marketing Agent. In performing its duties hereunder, the Marketing Agent shall be entitled to rely on information provided to it by the Issuer, the Trustee or the Agents and their respective service providers.

     6.4 Press Release. As soon as, and to the extent, legally permissible after the execution of this Agreement, the parties shall jointly issue a press release which has been or is approved by all parties announcing the execution of this Agreement and coordinate the filing of the same by the Issuer as a Free Writing Prospectus with the Commission.

     6.5 Certain Agreements of the Marketing Agent. The Marketing Agent hereby represents and agrees that:

     (a) it has not and will not use, authorize use of, refer to, or participate in the planning for the use of, any Free Writing Prospectus, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than any Free Writing Prospectus previously filed with the Commission by the Issuer or approved by the Issuer in advance in writing.

     (b) it will, pursuant to reasonable procedures developed in good faith, take steps to ensure that (i) to the extent a Free Writing Prospectus referred to in subsection (a) above contains Issuer information, that information has been previously-filed and (ii) any Free Writing Prospectus referred to in subsection (a) above that is not an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) is not disseminated in a broad and unrestricted manner, so as not to be required to be filed pursuant to Rule 433(d)(1)(ii) under the Securities Act;

     (c) it will not, without the prior written consent of the Issuer, use any Free Writing Prospectus that contains the final terms of the Notes unless such terms have previously been included in a Free Writing Prospectus filed with the Commission or otherwise made reasonably available to the purchasers of Notes;

     (d) it will retain copies of each Free Writing Prospectus used or referred to by it and all other Time of Sale Information, in accordance with Rule 433 under the Securities Act;

     (e) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to any offering of Notes and will promptly notify the Issuer if any such proceeding against it is initiated during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Marketing Agent a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by the Marketing Agent; and

     (f) it will provide the Issuer for its review and comment a copy of any Free Writing Prospectus, brochure or other written or graphic materials (including webpages on any website sponsored by the Marketing Agent), and any proposed amendments or supplements thereto, in each case that refers to the Notes or identifies the Issuer, unless any such material has previously been filed with the Commission by the Issuer. The Marketing Agent shall refrain from externally disseminating any such materials that have not been approved by the Issuer provided, however, that (i) any such approval shall not be unreasonably withheld or unreasonably conditioned by the Issuer and (ii) any failure by the Issuer to respond within four (4) business days following receipt by the Issuer of such materials shall be deemed to be disapproval of such materials by the Issuer. In the event the Issuer does not approve any such materials, the Marketing Agent shall either make such changes as may be requested by the Issuer as a condition to its approval, or remove all references to the Issuer and the Notes from such material.

SECTION 7
INDEMNIFICATION

     7.1 Indemnification of Marketing Agent. The Issuer agrees to indemnify, defend and hold harmless the Marketing Agent and each person, if any, who controls the Marketing Agent within the meaning of the Securities Act against any loss, damage, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus relating to the Notes that has been expressly approved by the Issuer in writing or any Time of Sale Information relating to the Notes, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus relating to the Notes that has been expressly approved by the Issuer in writing or any applicable Time of Sale Information relating to the Notes or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact (i) contained in and in conformity with information concerning the Marketing Agent furnished in writing by or on behalf of the Marketing Agent to the Issuer expressly for use in such Registration Statement, Prospectus (or any amendment or supplement thereto), Free Writing Prospectus relating to the Notes that has been expressly approved by the Issuer in writing or Time of Sale Information relating to the Notes or (ii) contained in information posted on any website sponsored by the Marketing Agent other than the Registration Statement or Prospectus (or any amendment or supplement thereto), any applicable Time of Sale Information relating to the Notes or other information concerning the Issuer or the Notes furnished in writing by or on behalf of the Issuer expressly for use on such website.

     If any action, suit or proceeding (each, a “Proceeding”) is brought against the Marketing Agent or any such other indemnified person in respect of which indemnity may be sought against the Issuer pursuant to this Section 7.1, the Marketing Agent or such person shall promptly notify the Issuer in writing of the institution of such Proceeding and the Issuer shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Issuer shall not relieve the Issuer from any liability which it may have to the Marketing Agent or any such person except to the extent that the Issuer has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure. The Marketing Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Marketing Agent or such person unless the employment of such counsel shall have been authorized in writing by the Issuer in connection with the defense of such Proceeding or the Issuer shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Issuer (in which case the Issuer shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Issuer and paid as incurred (it being understood, however, that the Issuer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Issuer shall not be liable for any settlement of any Proceeding effected without the Issuer’s written consent but if settled with the Issuer’s written consent, the Issuer agrees to indemnify and hold harmless the Marketing Agent and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of wrongdoing by such indemnified party.

     7.2 Indemnification of the Issuer. The Marketing Agent agrees to indemnify, defend and hold harmless each of the Issuer and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act against any loss, damage, liability or claim (including the reasonable cost of investigation) which the Issuer or any such controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Marketing Agent furnished in writing by or on behalf of the Marketing Agent to the Issuer expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in the Prospectus, any Free Writing Prospectus relating to the Notes or Time of Sale Information relating to the Notes, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus, Free Writing Prospectus or Time of Sale Information or necessary to make such information not misleading.

     If any Proceeding is brought against the Issuer or any such other indemnified person in respect of which indemnity may be sought against the Marketing Agent pursuant to this Section 7.2, the Issuer or such person shall promptly notify the Marketing Agent in writing of the institution of such Proceeding and the Marketing Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Marketing Agent shall not relieve the Marketing Agent from any liability which the Marketing Agent may have to the Issuer or any such person except to the extent that the Marketing Agent has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure. The Issuer or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Issuer or such person unless the employment of such counsel shall have been authorized in writing by the Marketing Agent in connection with the defense of such Proceeding or the Marketing Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Marketing Agent (in which case the Marketing Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Marketing Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Marketing Agent), in any of which events such fees and expenses shall be borne by the Marketing Agent and paid as incurred (it being understood, however, that the Marketing Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Marketing Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Marketing Agent but if settled with the written consent of the Marketing Agent, the Marketing Agent agrees to indemnify and hold harmless the Issuer and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of wrongdoing by such indemnified party.

     7.3 Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party or is insufficient to hold an indemnified party harmless in respect of any losses, damages, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Marketing Agent, on the other hand, from the offering of Notes to which such loss, claim, damage or liability (or action in respect thereof) relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and of the Marketing Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Marketing Agent on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer, on the one hand, bear to the total fees received by the Marketing Agent hereunder. The relative fault of the Issuer on the one hand and of the Marketing Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuer, or by the Marketing Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 7.3 shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     7.4 Equitable Considerations. The Issuer and the Marketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.3 above. Notwithstanding the provisions of this Section 7, the Marketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it hereunder exceeds the amount of damages which the Marketing Agent has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 8
DURATION

     8.1 Duration. This Agreement shall become effective on the date hereof and continue until the termination of this Agreement in accordance with Section 8.2 (the “Term”).

     8.2 Termination.

     (a) This Agreement may be terminated by either party upon thirty (30) days’ prior written notice to the other party, such termination to be effective upon expiration of such notice period.

     (b) This Agreement may be terminated by either party upon written notice to the other party if (i) the other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver, or (ii) the other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of ninety (90) days after notice by the non-breaching party to the breaching party of such breach, such termination to be effective upon the expiration of such cure period.

     (c) This Agreement shall terminate automatically upon a termination of the License Agreement.

     8.3 Consequences of Termination.

     (a) Upon any termination of this Agreement, the parties shall cooperate reasonably with each other in connection with any notices or filings to be made with any Governmental Entity required as a result of such termination, including the filing of any supplement or amendment to the Registration Statement or Prospectus or a Free Writing Prospectus as a result of such termination.

     (b) If (i) the Issuer terminates this Agreement pursuant to Section 8.2(a), (ii) the Marketing Agent terminates this Agreement pursuant to Section 8.2(b) or (iii) this Agreement terminates pursuant to Section 8.2(c) as a result of a material breach by the Issuer of the License Agreement, the Issuer shall pay to the Marketing Agent the future payments otherwise due to the Marketing Agent under this Agreement in respect of Notes that have been issued at the date of termination. Such payments shall be calculated and paid as though this Agreement remained in effect. If (i) the Marketing Agent terminates this Agreement pursuant to Section 8.2(a), (ii) the Issuer terminates this Agreement pursuant to Section 8.2(b), or (iii) this Agreement terminates pursuant to Section 8.2(c) other than as a result of a material breach by the Issuer of the License Agreement, no fees shall be payable subsequent to the date this Agreement is terminated.

     (c) In the event of the expiration or termination of this Agreement, this Agreement shall be of no further force or effect; provided that such expiration or termination shall not affect any obligation or liability of a party for breach of any provisions of this Agreement prior to the date of such expiration or termination and that Sections 2, 3.3, 3.4, 4, 5, 6, 7 and 8 of this Agreement will each survive the expiration or termination of this Agreement.

SECTION 9
MISCELLANEOUS

     9.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the indemnitees referred to in this Agreement and their respective successors and assigns.

     9.2 Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and thereto) contain all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

     9.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

     9.4 Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

     9.5 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

     9.6 Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.7 Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be, specified by like notice):

(a)	if to Issuer, to:

JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017 Attention: Office of the Secretary Facsimile: (212) 270-2966

(b)	if to the Marketing Agent, to:

First Trust Portfolios L.P.
1001 Warrenville Road, Suite 300
Lisle, Illinois 60532
Attention: Scott Jardine, Esq. General Counsel
Phone: (630) 241-8798
Facsimile: (630) 241-8650
Email: sjardine@ftportfolios.com

     All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

     9.8 Governing Law; Jurisdiction.

     (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

     (b) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in person, generally and unconditionally with respect to any action, suit or proceeding for itself. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to prejudgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any court of the State of New York or any court of the United States of America located in the Borough of Manhattan, The City of New York.

     The provisions of this Section 9.8 shall survive any termination of this Agreement.

     9.9 No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Issuer or any of its Affiliates, on the one hand, and the Marketing Agent or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

     9.10 Force Majeure. Neither party will be liable to any other party for any delay or failure to perform its obligations under this Agreement (except for the payment of money) if such delay or failure arises from or is due to any cause or causes beyond the reasonable control of the party affected which impedes, delays or aggravates any obligation under this Agreement, including, without limitation, acts of God, acts of any Governmental Entity, labor disturbances, act of terrorism or act of public enemy due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, severe or adverse weather conditions, power failure or computer or communications line failure.

     9.11 Interpretation. The article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     9.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     9.13 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

JPMORGAN CHASE & CO.

By:	/s/ Le Roy Davis

Name: Le Roy Davis Title: Managing Director

FIRST TRUST PORTFOLIOS L.P.

By:	/s/ James A. Bowen

Name: James A. Bowen Title: President

[MARKETING AGENT AGREEMENT SIGNATURE PAGE]

EXHIBIT A

CONTENT OF LEGAL OPINION

1.	The Issuer has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware, and JPMorgan Chase Bank, National Association has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States, in each case with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

2.	The Indenture has been duly authorized, executed and delivered by the Issuer and duly qualified under the Trust Indenture Act, and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

3.	This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing and subject to considerations of public policy.

4.	The Notes have been duly authorized by the Issuer and, when the terms of the Notes and their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Issuer, and the Notes have been duly executed by the Issuer and duly authenticated by the Trustee in accordance with the provisions of the Indenture, and upon payment and delivery in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms and will be entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing.

5.	The issue and sale of the Notes and the execution, delivery and performance by the Issuer of this Agreement and the Indenture will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such actions violate the Certificate of Incorporation or By-laws of the Issuer or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the

Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Issuer or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph (5) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

6.	No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Program Securities and the compliance by the Issuer with the provisions of this Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph (6) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

7.	The statements made in the Prospectus under the captions “Description of Notes” and “Description of Debt Securities”, insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects (subject to the insertion in the Notes of the maturity dates, interest rates and other similar terms thereof which are to be described in term sheets and pricing supplements to the Prospectus).

8.	The Registration Statement has become effective under the Act; and to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

9.	To such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required.

EXHIBIT B

JPMORGAN CHASE & CO.

OFFICER’S CERTIFICATE

     The undersigned, a duly authorized officer of JPMorgan Chase & Co., a Delaware corporation (the “Company”), and pursuant to Section 5.2(a) of the Marketing Agent Agreement (the “Agreement”), dated as of May, 2008, by and between the Company and First Trust Portfolios L.P., an Illinois limited partnership (the “Marketing Agent”) hereby certifies that:

1.	Each of the representations and warranties of the Company contained in Section 2.1 of the Agreement is true and correct in all material respects as if such representations and warranties were made as of the date hereof. For purposes of this paragraph, the term “Registration Statement” as used in Section 2.1 of the Agreement shall mean the Registration Statement as amended or supplemented from time to time to the date hereof, and the term “Prospectus” as used in Section 2.1 of the Agreement shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

2.	Each of the obligations of the Company to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Company on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meaning assigned to such term in the Agreement.

[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, I have hereunto, on behalf of the Company, subscribed my name this     th day of May, 2008.

By:

Name: Title:

     I, in my capacity as          , hereby certify that            is the duly elected of the Company, and that the signature set forth immediately above is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By:

Name: Title:

EXHIBIT C

CONTENT OF NEGATIVE ASSURANCE LETTER

1.	Such counsel advises you that each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial or statistical data derived therefrom, contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act reports incorporated therein.

2.	Nothing has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (including the documents incorporated by reference in the Registration Statement and the Prospectus deemed to be a part thereof), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus (including the documents incorporated by reference in the Prospectus), as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and that the Time of Sale Information, as of the Commencement Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus, the Time of Sale Information or the Exchange Act reports incorporated therein.